UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2005

0-13063

(Commission File Number)

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer
Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                              Entry into a Material Definitive Agreement.

On November 3, 2005, the Board of Directors of Scientific Games Corporation (the “Company”), upon the recommendation and approval of the Compensation Committee of the Board, approved amendments to the Company’s Employee Stock Purchase Plan (the “ESPP”).  The ESPP is a plan qualified under Section 423 of the Internal Revenue Code that allows eligible employees of the Company to purchase shares of the Company’s common stock at a discount on the stock’s market value through payroll deductions of their compensation.  As a result of the amendments, which take effect beginning with the first offering period in 2006, (a) employee contributions will be based on a percentage of “base salary” rather than on a percentage of “total compensation” (which included overtime and bonuses, in addition to base salary), and (b) the purchase price for shares purchased at the end of the offering period will represent a 15% discount on the closing price of the stock on the last day of the offering period (rather than on the lower of (x) the closing price of the stock on the first day of the offering period and (y) the closing price of the stock on the last day of the offering period).

On November 3, 2005, the Board of Directors of the Company approved certain changes to the non-employee directors’ compensation program.  Such changes resulted from a comprehensive review conducted by the Compensation Committee of the Board with the assistance of an independent compensation consultant, and will be implemented as of January 1, 2006.  The new compensation structure, for directors who are not employees of the Company, consists of:  (1) an annual cash retainer of $50,000 for each director; (2) an annual cash retainer of $10,000 for each Committee Chair with the exception of the Audit Committee Chair retainer (which retainer shall be $20,000); (3) a fee of $2,000 for each Board or Committee meeting; (4) an annual restricted stock award having a value of $110,000 and a four-year vesting schedule for each director (provided such director satisfied attendance requirements established by the Board); and (5) an initial grant of options to purchase 50,000 shares of common stock with a four-year vesting schedule for each new director.  In addition, given the magnitude of time, work and responsibility that the Board has structured for the Vice Chairman role, the Board approved for the current Vice Chairman an additional annual cash retainer of $250,000 (which includes the annual retainer for service as Chair of the Executive and Finance Committee) and a one-time grant of 67,000 shares of restricted stock with a four-year vesting schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ DeWayne E. Laird
		Name:	DeWayne E. Laird
		Title:	Vice President and Chief Financial Officer

Date: November 9, 2005